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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements
No. 33-47517, 33-70834 and 33-78928 of Caprius, Inc. (the "Company") on Form S-8 of our report dated November 27, 1997 on the consolidated financial statements of the Company and its subsidiaries for the years ended September 30, 1997 and September 30, 1996, appearing in this Annual Report on Form 10-K of the Company.


                                   /s/ Richard A. Eisner & Company, LLP
                                   Richard A. Eisner & Company, LLP

New York, New York
January 12, 1999